UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 11, 2009
Citizens First Bancorp, Inc.
(Exact name of Company as specified in its charter)

Delaware	0-32041	38-3573852
(State or other	(Commission	(I.R.S. Employer
Jurisdiction of	File Number)	Identification
incorporation)		Number)

525 Water Street, Port Huron, Michigan	48060
(Address of principal executive offices)	(Zip Code)
Company’s telephone number, including area code: (810) 987-8300
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d—2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD-LOOKING STATEMENTS
Certain statements contained herein are not based on historical facts and are “forward-looking statements” within the meaning of Section 21A of the Securities Exchange Act of 1934. Forward-looking statements which are based on various assumptions (some of which are beyond the Company’s control), may be identified by reference to a future period or periods, or by the use of forward-looking terminology, such as “may likely result,” “may,” “will,” “believe,” “expect,” “estimate,” “anticipate,” “continue,” or similar terms or variations on those terms, or the negative of these terms. Actual results could differ materially from those set forth in forward-looking statements, due to a variety of factors, including, but not limited to, those related to the economic environment, particularly in the market areas in which the Company operates, competitive products and pricing, fiscal and monetary policies of the U.S. Government, changes in government regulations affecting financial institutions, including regulatory fees and capital requirements, changes in prevailing interest rates, acquisitions and the integration of acquired businesses, credit risk management, asset/liability management, change in the financial and securities markets, including changes with respect to the market value of our financial assets, the availability of and costs associated with sources of liquidity, and the ability of the Company to resolve or dispose of problem loans. The Company undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.
Item 2.06 Material Impairments.
On December 11, 2009, Citizens First Bancorp, Inc.’s (the “Company”) management determined that an additional material charge of approximately $8 million is required for other-than-temporary impairment of its collateralized mortgage obligations (“CMO Portfolio”) being held in the investment portfolio. The impairment relates to the quarter ended September 30, 2009.
Due to continued complexities in the evaluation of, and market for, the CMO Portfolio, management determined to seek additional assistance from outside resources in the determination of the appropriate assumptions used to test for other-than-temporary impairment of the CMO Portfolio. Based on this information, the Company completed its impairment testing using certain new assumptions, which resulted in this additional impairment.
The Company remains unable to file its Form 10-Q for the period ended September 30, 2009, due to the delay in the filing of its amended and restated Form 10-Q for the period ended June 30, 2009.
The Company indicated in its November 17, 2009 Form NT 10-Q that its amended and restated June 30, 2009 Form 10-Q and its Form 10-Q for the period ended September 30, 2009, would be filed as soon as practicable, and it anticipated that such filings would occur prior to December 31, 2009. The Company now believes that it will not complete these filings by such date and will complete such filings as soon as practicable.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 17, 2009		Citizens First Bancorp, Inc.

/s/ Marshall J. Campbell

	By:	Marshall J. Campbell
Chairman, President and
Chief Executive Officer

3